EXHIBIT 99.1

Cosmos Health Provides Update on United States Business; Q4 2026 U.S. Revenue Expected to Reach $15 Million, with Gross Profit of $10.5 Million; Active U.S. Subscriptions Up 42% from 6,287 to 8,940 in Just Five Days

•	Q4 2026 U.S. revenue: approximately $15 million expected, based on the Company’s current growth trajectory
•	Q4 2026 gross profit: approximately $10.5 million expected, at an approximately 70% gross margin
•	Subscription revenue: approximately $11.5 million expected, from approximately $8.2 million in first orders and approximately $3.3 million in renewals
•	Order volume: 14,624 online checkout orders tracked as of October 19, 2026, up 34% from the 10,881 announced on October 14, 2026
•	Subscription growth: 8,940 active subscriptions as of October 19, 2026, up 42% from the 6,287 announced on October 14, 2026, with more than 40,000 expected by year-end
•	Monthly subscription value: $1,325,338 at standard renewal pricing as of October 19, 2026, up 44% from $919,945 announced on October 14, 2026

CHICAGO, IL / ACCESS Newswire / October 19, 2026 / Cosmos Health Inc. (“Cosmos Health” or the “Company”) (NASDAQ: COSM), a diversified, vertically integrated global healthcare group, today announced that, based on its current growth trajectory, it expects U.S. revenue of approximately $15 million for the fourth quarter of 2026, with gross profit of approximately $10.5 million. Subscriptions are expected to generate more than three-quarters of fourth quarter U.S. revenue, and momentum toward this outlook continues to build: as of October 19, 2026, active U.S. subscriptions reached 8,940, up 42% from the 6,287 announced on October 14, 2026.

Fourth Quarter 2026 U.S. Outlook

Based on its current growth trajectory, Cosmos Health expects its U.S. revenue for the fourth quarter ending December 31, 2026 to reach approximately $15 million, with gross profit of approximately $10.5 million. The outlook reflects the Company’s U.S. online direct-to-consumer business and is supported by a significantly expanded marketing budget for the fourth quarter.

Revenue is expected to accelerate through the quarter, with December expected to be the strongest month. New subscriptions and renewals are expected to build on each other month after month.

Revenue Analysis

Expected Q4 2026 U.S. results	Amount
First orders from new subscribers	~$8.2 million
Renewals of subscriptions started during the quarter	~$3.3 million
Total subscription revenue	~$11.5 million
One-time purchases	~$3.5 million
Total U.S. revenue	~$15.0 million

Subscriptions are expected to generate approximately $11.5 million, or more than three-quarters, of fourth quarter U.S. revenue. This includes approximately $8.2 million from first orders placed by new subscribers and approximately $3.3 million from renewals of subscriptions started during the quarter. One-time purchases are expected to contribute the remaining approximately $3.5 million.

Renewals are expected to grow each month as successive cohorts of subscribers renew, steadily increasing the recurring portion of U.S. revenue.

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Gross Profit

At an expected gross margin of approximately 70%, the Company expects fourth quarter U.S. gross profit of approximately $10.5 million. The Company believes this margin profile reflects the efficiency of its direct-to-consumer model.

Key Growth Drivers and Expected Growth

The Company’s outlook is supported by several drivers: increased marketing investment in its U.S. direct-to-consumer platform, expanded digital customer acquisition, rising brand awareness, a broadening product offering, growing repeat purchases, and strong subscription adoption at checkout. Each new subscription adds to a recurring base, as subscribers renew month after month and average approximately 2.4 product units per subscription.

These drivers are already visible in recent results, and momentum is building further. As of October 19, 2026, the Company’s platform had tracked 14,624 U.S. online checkout orders, up 34% from the 10,881 announced on October 14, 2026, and the Company had 8,940 active U.S. subscriptions, up 42% from 6,287, with monthly subscription value at standard renewal pricing of $1,325,338, up 44% from $919,945 over the same five days. Overall, since the inception of the Company’s subscription platform, 65.2% of U.S. online checkout orders have included a subscription, up from 60.5% previously reported, rising to more than 85% of daily orders in recent days.

As a result, the Company expects U.S. daily sales to more than triple during the quarter, from $60,000 at its start to more than $200,000 by year-end, and expects active U.S. subscriptions to exceed 40,000 by year-end, more than four times current levels.

CEO Commentary

Greg Siokas, CEO of Cosmos Health, stated: “Our U.S. business has strong momentum entering the fourth quarter, and it is building further. In the five days since our last update, active subscriptions grew 42% to 8,940 and their monthly value rose 44% to more than $1.3 million, which reinforces our confidence in the outlook. We expect approximately $15 million in U.S. revenue and $10.5 million in gross profit for the quarter, with daily sales exceeding $200,000 and more than 40,000 active subscriptions by year-end.

“What matters most to us is the quality of that revenue. Every month, a new cohort of subscribers renews and adds to a recurring revenue base, at strong margins. We look forward to keeping investors updated on our progress in the weeks ahead.”

Note: The fourth quarter 2026 U.S. revenue, gross margin, gross profit, revenue mix, daily sales and subscription expectations are based on the Company’s current growth trajectory and internal assumptions. Subscription and order figures are as reported by the Company’s platform for its U.S. online stores, are preliminary and unaudited, and may differ from amounts reported in the Company’s financial statements. Monthly subscription value is calculated at standard renewal pricing, is an operating metric, is not a measure of revenue under U.S. GAAP and does not represent revenue earned to date.

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About Cosmos Health Inc.

Cosmos Health Inc. (NASDAQ: COSM), incorporated in 2009 in Nevada, is a diversified, vertically integrated global healthcare group. The Company owns a portfolio of proprietary pharmaceutical and nutraceutical brands, including Sky Premium Life®, Mediterranation®, bio-bebe®, C-Sept® and C-Scrub®. Through its subsidiary Cana Laboratories S.A., licensed under European Good Manufacturing Practices (GMP) and certified by the European Medicines Agency (EMA), it manufactures pharmaceuticals, food supplements, cosmetics, biocides, and medical devices within the European Union. Cosmos Health also distributes a broad line of pharmaceuticals and parapharmaceuticals, including branded generics and OTC medications, to retail pharmacies and wholesale distributors through its subsidiaries in Greece and the UK. Furthermore, the Company has established R&D partnerships targeting major health disorders such as obesity, diabetes, and cancer, enhanced by artificial intelligence drug repurposing technologies, and focuses on the R&D of novel patented nutraceuticals, specialized root extracts, proprietary complex generics, and innovative OTC products. Cosmos Health has also entered the telehealth space through the acquisition of ZipDoctor, Inc., based in Texas, USA. With a global distribution platform, the Company is currently expanding throughout Europe, Asia, and North America, and has offices and distribution centers in Thessaloniki and Athens, Greece, and in Harlow, UK. More information is available at www.cosmoshealthinc.com,  www.skypremiumlife.com, www.cana.gr, www.zipdoctor.co, www.cloudscreen.gr, as well as LinkedIn and X.

Forward-Looking Statements

With the exception of the historical information contained in this news release, the matters described herein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” and similar expressions, or future or conditional verbs such as “will,” “should,” “would,” “may,” and “could,” generally identify forward-looking statements, although not all forward-looking statements contain these words. These statements involve risks and uncertainties that may individually or materially affect the matters discussed herein for a variety of reasons outside the Company’s control, including, but not limited to: the Company’s ability to raise sufficient financing to implement its business plan; the effectiveness of its digital asset strategies, including accumulation and yield-generating activities; the impact of the war in Ukraine and ongoing conflicts in the Middle East and other regions on the Company’s business, operations, and the economy in general; the Company’s ability to successfully develop and commercialize its proprietary products and technologies; the timing, execution, regulatory clearance, valuation, structuring, and completion of any potential asset-backed or tokenized financing program; the legal, regulatory, and technological risks associated with digital assets and blockchain-based financial structures; the conversion of contract manufacturing pipeline volumes into production and revenue, including the timing, volume and terms of orders placed under multi-year agreements; the realization of anticipated gross margins; the timing, cost and completion of planned capital investments; changes in interest rates; changes in foreign currency exchange rates, commodity or other price inflation and deflation; our ability to issue debt on terms and at rates acceptable to us; the impact and expected outcome of investigations, inquiries, claims, and litigation; the challenges of operating in international markets; the adequacy of insurance coverage; the effect of accounting charges and of adopting certain accounting standards; the impact of legal and regulatory changes, including changes to tax laws and regulations; guidance for fiscal 2026 and beyond and financial outlook. Forward-looking statements are based on currently available information and our current assumptions, expectations and projections about future events. You should not rely on our forward-looking statements. These statements are not guarantees of future performance and are subject to future events, risks and uncertainties – many of which are beyond our control, dependent on the actions of third parties, or currently unknown to us – as well as potentially inaccurate assumptions that could cause actual results to differ materially from our historical experience and our expectations and projections. These risks and uncertainties include, but are not limited to, those described from time to time in our periodic reports filed with the SEC and available at the SEC’s website (www.sec.gov). There also may be other factors that we cannot anticipate or that are not described herein, generally because we do not currently perceive them to be material. Such factors could cause results to differ materially from our expectations. Forward-looking statements speak only as of the date they are made, and we do not undertake to update these statements other than as required by law. You are advised, however, to review any further disclosures we make on related subjects in our filings with the Securities and Exchange Commission and in our other public statements.

Investor Relations Contact:

BDG Communications

cosm@bdgcommunications.com

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